SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2010

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NORTH CAROLINA 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 982-4415

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 17, 2010, Uwharrie Capital Corp (the “Registrant”) released a quarterly report to its shareholders that included a letter to the shareholders from President and CEO Roger L. Dick and unaudited financial information for the period ended June 30, 2010. A copy of this report is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Quarterly report to shareholders for the period ended June 30, 2010.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Robert O. Bratton
Robert O. Bratton
Principal Financial Officer

Dated: September 17, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Quarterly report to shareholders for the period ended June 30, 2010.